Exhibit 77Q(1)


THE GABELLI UTILITY TRUST


____________________________________________

SECOND AMENDED AND RESTATED AGREEMENT
AND DECLARATION OF TRUST
____________________________________________


February 26, 2009








TABLE OF CONTENTS
ARTICLE I

The Trust
1.1.     Name     1
1.2.     Definitions     1
1.3.     Purpose and Powers of Trust     3
ARTICLE II

Trustees
2.1.     Number and Qualification     3
2.2.     Term and Election     3
2.3.     Resignation and Removal     4
2.4.     Vacancies     4
2.5.     Meetings     4
2.6.     Officers     5
ARTICLE III

Powers and Duties of Trustees
3.1.     General     5
3.2.     Investments     6
3.3.     Legal Title     6
3.4.     Issuance and Repurchase of Shares     6
3.5.     Borrow Money or Utilize Leverage     6
3.6.     Collection and Payment     7
3.7.     Expenses     7
3.8.     By-Laws     7
3.9.     Miscellaneous Powers     7
3.10.     Delegation; Committees     8
3.11.     Further Powers     8
ARTICLE IV

Limitations of Liability and Indemnification
4.1.     No Personal Liability of Shareholders, Trustees, etc     8
4.2.     Mandatory Indemnification     9
4.3.     No Duty of Investigation; Notice in Trust Instruments, etc     10
4.4.     Reliance on Experts, etc     10
ARTICLE V

Shares of Beneficial Interest
5.1.     Beneficial Interest     10
5.2.     Classes and Series     11
5.3.     Issuance of Shares     11
5.4.     Rights of Shareholders     11
5.5.     Trust Only     11
5.6.     Register of Shares     12
5.7.     Transfer Agent and Registrar     12
5.8.     Transfer of Shares     12
5.9.     Notices     12
5.10.     Net Asset Value     13
5.11.     Distributions to Shareholders.     13
ARTICLE VI

Shareholders
6.1.     Meetings of Shareholders     13
6.2.     Voting     14
6.3.     Notice of Meeting, Shareholder Proposals and Record Date     14
6.4.     Quorum and Required Vote.     14
6.5.     Proxies, etc     15
6.6.     Reports     15
6.7.     Inspection of Records     15
6.8.     Shareholder Action by Written Consent     16
ARTICLE VII

Duration: Termination of Trust; Amendment; Mergers, Etc.
7.1.     Duration     16
7.2.     Termination.     16
7.3.     Amendment Procedure.     17
7.4.     Merger, Consolidation and Sale of Assets     17
7.5.     Redemption; Conversion     18
7.6.     Certain Transactions     18
ARTICLE VIII

Miscellaneous
8.1.     Filing     20
8.2.     Resident Agent     20
8.3.     Governing Law     20
8.4.     Counterparts     20
8.5.     Reliance by Third Parties     20
8.6.     Provisions in Conflict with Law or Regulation.     21



THE GABELLI UTILITY FUND
SECOND AMENDED AND RESTATED AGREEMENT
AND DECLARATION OF TRUST

      SECONDED AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST made as of the 26th day of February 2009, by the Trustees hereunder, and by the holders of shares of beneficial interest issued hereunder as hereinafter provided.
      WHEREAS, the Trustees desire to amend and restate the Amended and Restated Agreement and Declaration of Trust made as of the 19th day of May 1999 in its entirety pursuant to its
Section 7.3;
      WHEREAS, this Trust has been formed to carry on business as set forth more particularly hereinafter;
      WHEREAS, this Trust is authorized to issue an unlimited number of its shares of beneficial interest all in accordance with the provisions hereinafter set forth;
      WHEREAS, the Trustees have agreed to manage all property coming into their hands as Trustees of a Delaware business trust in accordance with the provisions hereinafter set forth; and
      WHEREAS, the parties hereto intend that the Trust created by its initial Agreement and Declaration of Trust and the Certificate of Trust filed with the Secretary of State of the State of Delaware on February 25th, 1999 shall constitute a business trust under the Delaware Business Trust Statute and that this Declaration shall constitute the governing instrument of such business trust.
      NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities, and other assets which they may from time to time acquire in any manner as Trustees hereunder IN
TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth.
ARTICLE I

The Trust
      1.1.	Name.  This Trust shall be known as the "The Gabelli
Utility Trust" and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine.
      1.2.	Definitions.  As used in this Declaration, the
following terms shall have the following meanings:
      The terms "Affiliated Person", "Assignment", "Commission", "Interested Person" and "Principal Underwriter" shall have the meanings given them in the 1940 Act.
      "By-Laws" shall mean the By-Laws of the Trust as amended
from time to time by the Trustees.
      "Code" shall mean the Internal Revenue Code of 1986, as
amended, and the regulations promulgated thereunder.
      "Commission" shall mean the Securities and Exchange
Commission.
      "Declaration" shall mean this Second Amended and Restated Agreement and Declaration of Trust, as amended or amended and restated from time to time, including by way of any classifying or reclassifying Shares of any class or any series of any such class or determining any designations, powers, preferences,
voting, conversion and other rights, limitations, qualifications and terms and conditions thereof.
      "Delaware Business Trust Statute" shall mean the provisions of the Delaware Business Trust Act, 12 Del. C. section 3801, et.
seq., as amended from time to time.
      "Majority Shareholder Vote" shall mean a vote of a majority of the outstanding voting securities (as such term is defined in the 1940 Act) of the Trust or the applicable class or classes or series or series of such voting securities.
      "Person" shall mean and include natural persons,
corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political
subdivisions thereof.
      "Prospectus" shall mean the currently effective Prospectus of the Trust, if any, under the Securities Act of 1933, as
amended.
      "Shareholders" shall mean as of any particular time the
holders of record of outstanding Shares of the Trust at such time.
      "Shares" shall mean the transferable units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares.  All references to Shares shall be deemed to be Shares of any or all or series thereof as the context may require.
      "Trust" shall mean the trust established by this
Declaration, as amended from time to time, inclusive of each such amendment.
      "Trustees" shall mean the signatory to this Declaration, so long as he shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office.
      "Trust Property" shall mean as of any particular time any
and all property, real or personal, tangible or intangible,
which at such time is owned or held by or for the account of the
Trust or the Trustees in such capacity.
      The "1933 Act" refers to the Securities Act of 1933 and the rules and regulations promulgated thereunder and exemptions therefrom covering the Trust and its affiliated persons, as
amended from time to time.
      The "1940 Act" refers to the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and
exemptions granted therefrom, as amended from time to time.
      1.3.	Purpose and Powers of Trust.  The Trust is established
for the purpose of engaging in any activity not prohibited by Delaware law and shall have the power to engage in any such activity and in any activity incidental or related to any such activity.
ARTICLE II

Trustees
      2.1.	Number and Qualification.  Prior to a public offering
of Shares, there may be a sole Trustee and thereafter the number of Trustees shall be such number, not less than three or more than fifteen, as shall be set forth in a written instrument
signed or adopted by a majority of the Trustees then in office.
No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term.  An individual nominated as a Trustee shall be at least 21 years of age and not older than such age as shall be set forth in a written instrument signed or adopted by not less than two-
thirds of the Trustees then in office and shall not be under legal disability. Trustees need not own Shares and may succeed themselves in office.
      2.2.	Term and Election.  The Board of Trustees shall be
divided into three classes.  Within the limits specified in
Section 2.1, the number of the Trustees in each class shall be determined by resolution of the Board of Trustees. The initial term of office of the first class shall expire on the date of the first annual meeting of Shareholders or special meeting in lieu thereof.  The initial term of office of the second class shall expire on the date of the second annual meeting of
Shareholders or special meeting in lieu thereof.  The initial term of office of the third class shall expire on the date of the third annual meeting of Shareholders or special meeting in lieu thereof.  Upon expiration of the initial term of office of each class as set forth above and the expiration of each
subsequent term of office of such class, the number of Trustees in such class, as determined by the Board of Trustees, shall be elected for a term expiring on the date of the third annual meeting of Shareholders or special meeting in lieu thereof
following such expiration to succeed the Trustees whose terms of office expire. The Trustees shall be elected at an annual meeting of the Shareholders or special meeting in lieu thereof called for that purpose, except as provided in Section 2.4 of this Article, and each Trustee elected shall hold office until his or her successor shall have been elected and shall have
qualified, except as provided in Section 2.3.
      2.3.	Resignation and Removal.  Any Trustee may resign his
trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered or mailed to the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument.  Any Trustee may be removed (provided the aggregate number of Trustees after such removal shall not be less than the number required by Section
2.1 hereof) for cause at any time by written instrument, signed by two-thirds of the remaining Trustees, specifying the date when such removal shall become effective.  Any Trustee may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by
Section 2.1 hereof) without cause at any time by a written
instrument, signed or adopted by two-thirds of the remaining
Trustees or by vote of Shares having not less than two-thirds of the aggregate number of Shares entitled to vote in the election of such Trustee, specifying the date when such removal shall become effective.  Upon the resignation or removal of a Trustee, or such persons otherwise ceasing to be a Trustee, such persons shall execute and deliver such documents as the remaining
Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee.  Upon the incapacity or death of any Trustee, such Trustee's legal representative shall
execute and deliver on such Trustee's behalf such documents as the remaining Trustees shall require as provided in the
preceding sentence.
      2.4.	Vacancies.  The term of office of a Trustee shall
terminate and a vacancy shall occur in the event of the death, resignation, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee. Whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees may fill such vacancy by
appointing an individual having the qualifications described in this Article by a written instrument signed or adopted by a
majority of the Trustees then in office or by election by the Shareholders, or may leave such vacancy unfilled or may reduce the number of Trustees (provided the aggregate number of
Trustees after such reduction shall not be less than the minimum number required by Section 2.1 hereof). Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a written instrument signed by a majority of the
Trustees then in office or by election by the Shareholders. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this
Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the
Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.
      2.5.	Meetings.  Meetings of the Trustees shall be held from
time to time upon the call of the Chairman, if any, the
President, the Secretary or any two Trustees.  Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees.
Notice of any other meeting shall be mailed or, to the extent permitted by applicable law, transmitted by electronic mail or other form of legally permissible electronic transmission not less than 48 hours before the meeting or otherwise actually
delivered orally or in writing not less than 24 hours before the meeting, but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be one- third of the Trustees.
Unless provided otherwise in this Declaration of Trust, any
action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the
Trustees or such other proportion as shall be specified herein for action at a meeting at which all Trustees then in office are present.
      Any committee of the Trustees, including an executive
committee, if any, may act with or without a meeting.  A quorum for all meetings of any such committee shall be a majority of the members thereof.  Unless provided otherwise in this
Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a
majority of the members or such other proportion as shall be specified herein for action at a meeting at which all committee members are present.
      With respect to actions of the Trustees and any committee
of the Trustees, Trustees who are Interested Persons in any
action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act.
      All or any one or more Trustees may participate in a
meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting except as otherwise provided by the 1940 Act.
      2.6.	Officers.  The Trustees shall elect a President, a
Secretary and a Treasurer and may elect a Chairman who shall serve at the pleasure of the Trustees or until their successors are elected. The Trustees may elect or appoint or may authorize the Chairman, if any, or President to appoint such other officers or agents with such other titles and powers as the Trustees may deem to be advisable. A Chairman shall, and the President, Secretary and Treasurer may, but need not, be a Trustee.
ARTICLE III

Powers and Duties of Trustees
      3.1.	General.  The Trustees shall owe to the Trust and its
Shareholders the same fiduciary duties as owed by directors of corporations to such corporations and their stockholders under the general corporation law of the State of Delaware.  The
Trustees shall have exclusive and absolute control over the
Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust
Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration.  The
Trustees shall have power to engage in any activity not
prohibited by Delaware law.  The enumeration of any specific power herein shall not be construed as limiting the aforesaid power.  The Trustees may perform such acts as in their sole
discretion are proper for conducting the business of the Trust.
The powers of the Trustees may be exercised without order of or resort to any court.  No Trustee shall be obligated to give any bond or other security for the performance of any of his duties or powers hereunder.
      3.2.	Investments.  The Trustees shall have power to:
            (a)	manage, conduct, operate and carry on the
business of an investment company;
            (b)	subscribe for, invest in, reinvest in, purchase
or otherwise acquire, hold, pledge, sell, assign, transfer,
exchange, distribute or otherwise deal in or dispose of any and all sorts of property, tangible or intangible, including but not limited to securities of any type whatsoever, whether equity or non-equity, of any issuer, evidences of indebtedness of any person and any other rights, interests, instruments or property of any sort and to exercise any and all rights, powers and
privileges of ownership or interest in respect of any and all such investments of every kind and description, including,
without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments.  The Trustees shall not be limited by any law limiting the investments which may be made by
fiduciaries.
      3.3.	Legal Title.  Legal title to all the Trust Property
shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust
Property to be held by or in the name of one or more of the
Trustees, or in the name of the Trust, or in the name of any other Person as nominee, custodian or pledgee, on such terms as the Trustees may determine, provided that the interest of the
Trust therein is appropriately protected.
      The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his due election and
qualification.  Upon the ceasing of any person to be a Trustee for any reason, such person shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust
Property shall vest automatically in the remaining Trustees.
Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.
      3.4.	Issuance and Repurchase of Shares.  Subject to the
provisions of this Declaration and applicable law, the Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares, including Shares in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of
Delaware governing business corporations.
      3.5.	Borrow Money or Utilize Leverage.  The Trustees shall
have the power to borrow money or otherwise obtain credit or utilize leverage in connection with the activities of the Trust to the maximum extent permitted by law, regulation or order and to secure the same by mortgaging, pledging or otherwise
subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or
corporation.
      3.6.	Collection and Payment.  The Trustees shall have power
to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property or the Trust, the
Trustees or any officer, employee or agent of the Trust; to
prosecute, defend, compromise or abandon any claims relating to the Trust Property or the Trust, or the Trustees or any officer, employee or agent of the Trust; to foreclose any security interest securing any obligations, by virtue of which any
property is owed to the Trust; and to enter into releases,
agreements and other instruments.  Except to the extent required for a Delaware business corporation, the Shareholders shall have no power to vote as to whether or not a court action, legal
proceeding or claim should or should not be brought or
maintained derivatively or as a class action on behalf of the
Trust or the Shareholders.
      3.7.	Expenses.  The Trustees shall have power to incur and
pay out of the assets or income of the Trust any expenses which in the opinion of the Trustees are necessary or appropriate to carry out any of the purposes of this Declaration, and the
business of the Trust, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees.  The Trustees shall fix the compensation of all officers, employees and
Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder to pay directly, in advance or arrears, for charges of
distribution, of the custodian or transfer, shareholder
servicing or similar agent, a pro rata amount as defined from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends or distributions owed such Shareholder and/or by reducing the number of shares in the account of such Shareholder by that
number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.
      3.8.	By-Laws.  The Trustees may adopt and from time to time
amend or repeal By-Laws for the conduct of the business of the
Trust. Such By- Laws shall be binding on the Trust and the Shareholders unless inconsistent with the provisions of this Declaration. The Shareholders shall not have authority to adopt or amend By-Laws.
      3.9.	Miscellaneous Powers.  The Trustees shall have the
power to:  (a) employ or contract with such Persons as the
Trustees may deem desirable for the transaction of the business of the Trust, including investment advisors, administrators, custodians, transfer agents, shareholder services providers, accountants, counsel, brokers, dealers and others; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person
against such liability; (d) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit
plans for any Trustees, officers, employees and agents of the
Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by applicable law, indemnify any Person with whom the Trust has dealings, including without limitation any investment adviser, administrator, manager, transfer agent, custodian, distributor or selected
dealer, or any other person as the Trustees may see fit to such extent as the Trustees shall determine; (g) guarantee
indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept; and (i) adopt a seal for the Trust but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.
      3.10.	Delegation; Committees.  The Trustees shall have the
power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers,
employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the
Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.  The Trustees may designate one or more
committees each of which shall have all or such lesser portion of the power and authority of the entire Board of Trustees as the Trustees shall determine from time to time, except to the extent action by the entire Board of Trustees or particular
Trustees is required by the 1940 Act.
      3.11.	Further Powers.  The Trustees shall have the power to
conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.
ARTICLE IV

Limitations of Liability
and Indemnification
      4.1.	No Personal Liability of Shareholders, Trustees, etc.
No Shareholder of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the
Trust. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the general
corporation law of the State of Delaware.  No Trustee or officer of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person, other than the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust, save only liability to the Trust or its
Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such Person;
and, subject to the foregoing exception, all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust.
If any Shareholder, Trustee or officer, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, he shall not, on account thereof, be held to any personal liability.
      4.2.	Mandatory Indemnification.  (a)The Trust shall indemnify
the Trustees and officers of the Trust (each such person being an "indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably
incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or
investigative body in which he may be or may have been involved as a party or otherwise (other than, except as authorized by the Trustees, as the plaintiff or complainant) or with which he may be or may have been threatened, while acting in any capacity set forth above in this Section 4.2 by reason of his having acted in any such capacity, except with respect to any matter as to which he shall not have acted in good faith in the reasonable belief that his action was in the best interest of the Trust or, in the case of any criminal proceeding, as to which he shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that no indemnitee shall be indemnified
hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance,
(ii) bad faith, (iii) gross negligence (negligence in the case of Affiliated Indemnitees), or (iv) reckless disregard of the duties involved in the conduct of his position (the conduct
referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct"). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee was authorized by a majority of the Trustees.
            (b)	Notwithstanding the foregoing, no indemnification
shall be made hereunder unless there has been a determination
(1) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (2) in the absence of such a decision, by (i) a majority vote of a quorum of those
Trustees who are neither Interested Persons of the Trust nor parties to the proceeding ("Disinterested Non-Party Trustees"), that the indemnitee is entitled to indemnification hereunder, or
(ii) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion conclude that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any
proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.
            (c)	The Trust shall make advance payments in
connection with the expenses of defending any action with
respect to which indemnification might be sought hereunder if the Trust receives a written affirmation by the indemnitee of the indemnitee's good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust unless it is subsequently determined that he is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met.  In addition, at least one of the following conditions must be met:  (1) the indemnitee shall provide adequate security for his undertaking, (2) the Trust shall be insured against losses arising by reason of any lawful advances, or (3) a majority of a quorum of the Disinterested Non-Party Trustees, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee
ultimately will be found entitled to indemnification.
            (d)	The rights accruing to any indemnitee under these
provisions shall not exclude any other right to which he may be lawfully entitled.
            (e)	Notwithstanding the foregoing, subject to any
limitations provided by the 1940 Act and this Declaration, the
Trust shall have the power and authority to indemnify Persons providing services to the Trust to the full extent provided by law as if the Trust were a corporation organized under the
Delaware General Corporation Law provided that such
indemnification has been approved by a majority of the Trustees.
      4.3.	No Duty of Investigation; Notice in Trust Instruments,
etc.  No purchaser, lender, transfer agent or other person
dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the
Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or
agents of the Trust.   The Trustees may maintain insurance for
the protection of the Trust Property, its Shareholders,
Trustees, officers, employees and agents in such amount as the
Trustees shall deem adequate to cover possible liability, and such other insurance as the Trustees in their sole judgment
shall deem advisable or is required by the 1940 Act.
      4.4.	Reliance on Experts, etc.  Each Trustee and officer or
employee of the Trust shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of the Trust's officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or other person may also be a Trustee.
ARTICLE V

Shares of Beneficial Interest
      5.1.	Beneficial Interest.  The interest of the
beneficiaries hereunder shall be divided into an unlimited
number of shares of beneficial interest, par value $.001 per share. All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable when the consideration determined by the
Trustees (if any) therefor shall have been received by the
Trust.
      5.2.	Classes and Series .  The Trustees shall have the
authority, without the approval of the holders of any Shares of the Trust, to classify and reclassify issued and unissued Shares into one or more classes and one or more series of any or all of such classes, each of which classes and series thereof shall have such designations, powers, preferences, voting, conversion and other rights, limitations, qualifications and terms and
conditions as the Trustees shall determine from time to time with respect to each such class or series; provided, however, that no reclassification of any issued and outstanding Shares and no modifications of any of the designations, powers,
preferences, voting, conversion or other rights, limitations, qualifications and terms and conditions of any issued and outstanding Shares may be made by the Trustees without the
affirmative vote of the holders of Shares specified in Section
7.3(a) to the extent required thereby.  The initial class of
Shares of the Trust shall be designated as "Common Shares",
subject to redesignation as aforesaid. To the extent expressly determined by the Trustees as aforesaid, all consideration received by the Trust for the issue or sale of Shares of a
class, together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to such class subject only to the rights of the creditors, and all liabilities allocable to such class shall be charged thereto.
      5.3.	Issuance of Shares.  The Trustees, in their
discretion, may from time to time without vote of the
Shareholders issue Shares of any class or any series of any such class to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees may from time to time divide or combine the Shares of any class or any series of any such class into a greater or lesser number without thereby
changing the proportionate beneficial interest in such Shares. Issuances and repurchases of Shares may be made in whole Shares and/or l/l,000ths of a Share or multiples thereof as the
Trustees may determine.
      5.4.	Rights of Shareholders.  The Shares shall be personal
property giving only the rights in this Declaration specifically set forth.  The ownership of the Trust Property of every
description and the right to conduct any business herein before described are vested exclusively in the Trustees, and the
Shareholders shall have no interest therein other than the
beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any
property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or, subject to the right of the Trustees to charge certain expenses directly to Shareholders, as provided in the last sentence of
Section 3.7, suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except as specified in this Section 5.4, in Section 7.4 or as specified by the Trustees in the designation or redesignation of any class or series thereof of the Shares).
      5.5.	Trust Only.  It is the intention of the Trustees to
create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time.  It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation,
bailment or any form of legal relationship other than a trust.
Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.
      5.6.	Register of Shares.  A register shall be kept at the
Trust or any transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof.
Separate registers shall be established and maintained for each class and each series of each class.  Each such register shall be conclusive as to who are the holders of the Shares of the applicable class and series and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon.  It is not contemplated that certificates will be issued for the
Shares; however, the Trustees, in their discretion, may
authorize the issuance of share certificates and promulgate appropriate fees therefore and rules and regulations as to their use.
      5.7.	Transfer Agent and Registrar.  The Trustees shall have
power to employ a transfer agent or transfer agents, and a
registrar or registrars, with respect to the Shares.  The
transfer agent or transfer agents may keep the applicable
register and record therein, the original issues and transfers, if any, of the said Shares.  Any such transfer agent and
registrars shall perform the duties usually performed by
transfer agents and registrars of stock in a corporation, as modified by the Trustees.
      5.8.	Transfer of Shares.  Shares shall be transferable on
the records of the Trust only by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of
other matters as may reasonably be required.  Upon such delivery the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.
      Any person becoming entitled to any Shares in consequence
of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any
transfer agent or registrar nor any officer or agent of the
Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.
      5.9.	Notices.  Any and all notices to which any Shareholder
hereunder may be entitled and any and all communications to any Shareholder shall be deemed duly served or given if transmitted by electronic mail or other form of legally permissible
electronic transmission, or if mailed, postage prepaid,
addressed to any Shareholder of record at his last known address as recorded on the applicable register of the Trust and may be sent together with any such notice or other communication to another Shareholder at the same address. Notice directed to a Shareholder by electronic mail or other form of legally permissible electronic transmission shall be transmitted to any address at which the Shareholder receives electronic mail or other electronic transmission.
      5.10.	Net Asset Value.  The value of the assets of the
Trust, the amount of liabilities of the Trust and the net asset value of each outstanding Common Share of the Trust shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act. The method of determination of net asset value shall be determined by the
Trustees.  The power and duty to make net asset value
determinations and calculations may be delegated by the
Trustees.
      5.11.	Distributions to Shareholders.
            (a)	The Trustees shall from time to time distribute
among the Shares such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the
Trustees as they may deem proper or as may otherwise be
determined in the instrument setting forth the terms of such
Shares such class or series of Shares, which need not be ratable with respect to distributions in respect of Shares of any other class or series thereof of the Trust.  Such distributions may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof) or any
combination thereof.
            (b)	Distributions may be made to the Shareholders of
record entitled to such distribution at the time such
distribution is declared or at such later date as shall be
determined by the Trust prior to the date of payment.
            (c)	The Trustees may always retain from any source
such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business of the Trust.
ARTICLE VI

Shareholders
      6.1.	Meetings of Shareholders.  The Trust may, but shall
not be required to, hold annual meetings of the holders of any class or series of Shares. An annual or special meeting of Shareholders may be called at any time only by the Trustees;
provided, however, that if May 31 of any year shall have passed and the Trustees shall not have called an annual meeting of Shareholders for such year, the Trustees shall call a meeting for the purpose of voting on the removal of one or more Trustees or the termination of any investment advisory agreement, upon written request of holders of Shares of the Trust having in the aggregate not less than a majority of the votes of the outstanding Shares of the Trust entitled to vote on the matter or matters in question, such request specifying the purpose or purposes for which such meeting is to be called. Any meeting of Shareholders shall be held within or without the State of
Delaware on such day and at such time as the Trustees shall
designate.
      6.2.	Voting.  Shareholders shall have no power to vote on
any matter except matters on which a vote of Shares is required by applicable law, this Declaration or resolution of the
Trustees.  Any matter required to be submitted for approval of any of the Shares and affecting one or more classes or series shall require approval by the required vote of Shares of the affected class or classes and series voting together as a single class and, if such matter affects one or more classes or series thereof differently from one or more other classes or series thereof or from one or more series of the same class, approval by the required vote of Shares of such other class or classes or series or series voting as a separate class shall be required in order to be approved with respect to such other class or classes or series or series; provided, however, that except to the
extent required by the 1940 Act, there shall be no separate
class votes on the election or removal of Trustees or the
selection of auditors for the Trust.  Shareholders of a
particular class or series thereof shall not be entitled to vote on any matter that affects the rights or interests of only one or more other classes or series of such other class or classes or only one or more other series of the same class.  There shall be no cumulative voting in the election or removal of Trustees.
      6.3.	Notice of Meeting, Shareholder Proposals and Record
Date.  Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the
Trustees by mail or, to the extent permitted by applicable law or consented to by the Shareholder, transmitted by electronic mail or other form of legally permissible electronic
transmission to each Shareholder of record entitled to vote
thereat at its registered address or electronic address, mailed or transmitted at least 10 days before the meeting or otherwise in compliance with applicable law.  Except with respect to an annual meeting, at which any business required by the 1940 Act may be conducted, only the business stated in the notice of the meeting shall be considered at such meeting. Subject to the provisions of applicable law, any Shareholder wishing to include a proposal to be considered at an annual meeting must submit such proposal to the Trust at least 30 days in advance of such meeting. Any adjourned meeting may be held as adjourned one or more times without further notice not later than 130 days after the record date.  For the purposes of determining the
Shareholders who are entitled to notice of and to vote at any meeting the Trustees may, without closing the transfer books, fix a date not more than 100 days prior to the date of such
meeting of Shareholders as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes. Notice directed to a Shareholder by electronic mail or other form of legally permissible electronic transmission may be transmitted to any address at which the Shareholder receives electronic mail or other electronic transmission.
      6.4.	Quorum and Required Vote.
            (a)	The holders of one-third of the outstanding
Shares of the Trust on the record date present in person or by proxy shall constitute a quorum at any meeting of the
Shareholders for purposes of conducting business on which a vote of all Shareholders of the Trust is being taken. The holders of one-third of the outstanding Shares of a class or classes on the record date present in person or by proxy shall constitute a quorum at any meeting of the Shareholders of such class or
classes for purposes of conducting business on which a vote of Shareholders of such class or classes is being taken. The holders of one-third of the outstanding Shares of a series or series on the record date present in person or by proxy shall constitute a quorum at any meeting of the Shareholders of such series or series for purposes of conducting business on which a vote of Shareholders of such series or series is being taken.
Shares underlying a proxy as to which a broker or other
intermediary states its absence of authority to vote with
respect to one or more matters shall be treated as present for purposes of establishing a quorum for taking action on any such matter only to the extent so determined by the Trustees at or prior to the meeting of Shareholders at which such matter is to be considered.
            (b)	Subject to any provision of applicable law, this
Declaration or resolution of the Trustees specifying or
requiring a greater or lesser vote requirement for the
transaction of any matter of business at any meeting of
Shareholders, (i) the affirmative vote of a plurality of the
Shares entitled to vote for the election of any Trustee or
Trustees shall be the act of such Shareholders with respect to the election of such Trustee or Trustees, (ii) the affirmative vote of a majority of the Shares present in person or
represented by proxy and entitled to vote on any other matter shall be the act of the Shareholders with respect to such
matter, and (iii) where a separate vote of one or more classes or series is required on any matter, the affirmative vote of a majority of the Shares of such class or classes or series or series present in person or represented by proxy and entitled to vote on such matter shall be the act of the Shareholders of such class or classes or series or series with respect to such
matter.
      6.5.	Proxies, etc.  At any meeting of Shareholders, any
holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust. Only Shareholders of record shall be entitled to vote. Each full
Share shall be entitled to one vote and each fractional Share shall be entitled to a vote equal to its fraction of a full
Share.  When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share.
A proxy purporting to be given by or on behalf of a Shareholder of record on the record date for a meeting shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.
The Trustees shall have the authority to make and modify from time to time regulations regarding the validity of proxies. In addition to signed proxies, such regulations may authorize facsimile, telephonic, Internet and other methods of appointing a proxy that are subject to such supervision by or under the direction of the Trustees as the Trustees shall determine.
      6.6.	Reports.  The Trustees shall cause to be prepared and
sent to Shareholders at least annually and more frequently to the extent and in the form required by law, regulation or any exchange on which Shares are listed a report of operations
containing  financial statements of the Trust prepared in
conformity with generally accepted accounting principles and applicable law.
      6.7.	Inspection of Records.  The records of the Trust shall
be open to inspection by Persons who have been holders of record of at least $25,000 in net asset value or liquidation preference of Shares for a continuous period of not less than six months to the same extent and for the same purposes as is permitted under the Delaware General Business Corporation Law to shareholders of a Delaware business corporation.
      6.8.	Shareholder Action by Written Consent.  Any action
which may be taken by Shareholders by vote may be taken without a meeting if the holders of all of the Shares entitled to vote thereon consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.
ARTICLE VII

Duration: Termination of Trust;
Amendment; Mergers, Etc.
      7.1.	Duration.  Subject to termination in accordance with
the provisions of Section 7.2 hereof, the Trust created hereby shall have perpetual existence.
      7.2.	Termination.
            (a)	The Trust may be dissolved, after two thirds of
the Trustees have approved a resolution therefor, upon approval by Shares having at least 75% of the votes of all of the Shares outstanding on the record date for such meeting, voting as a single class except to the extent required by the 1940 Act.
Upon the dissolution of the Trust:
            (i)	The Trust shall carry on no business except
for the purpose of winding up its affairs.
            (ii)	The Trustees shall proceed to wind up the
affairs of the Trust and all of the powers of the Trustees
under this Declaration shall continue until the affairs of
the Trust shall have been wound up, including the power to
fulfill or discharge the contracts of the Trust, collect
its assets, sell, convey, assign, exchange, merger where
the Trust is not the survivor, transfer or otherwise
dispose of all or any part of the remaining Trust Property
to one or more Persons at public or private sale for
consideration which may consist in whole or in part in
cash, securities or other property of any kind, discharge
or pay its liabilities, and do all other acts appropriate
to liquidate its business; provided that any sale,
conveyance, assignment, exchange, merger in which the Trust
is not the survivor, transfer or other disposition of all
or substantially all the Trust Property of the Trust shall
require approval of the principal terms of the transaction
and the nature and amount of the consideration with the
same vote as required for dissolution pursuant to paragraph
(a) above.
            (iii)	After paying or adequately providing for the
payment of all liabilities, and upon receipt of such
releases, indemnities and refunding agreements, as they
deem necessary for their protection, the Trustees may
distribute the remaining Trust Property, in cash or in kind
or partly each, among the Shareholders according to their
respective rights.
            (b)	After the winding up and termination of the Trust
and  distribution to the Shareholders as herein provided, a
majority of the Trustees shall execute and lodge among the
records of the Trust an instrument in writing setting forth the fact of such termination and shall execute and file a
certificate of cancellation with the Secretary of State of the
State of Delaware.  Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all
Shareholders shall thereupon cease.
      7.3.	Amendment Procedure.
            (a)	Other than Sections 2.2, 2.3, 3.8, 6.1, 6.8, 7.2,
7.3, 7.4, 7.5 and 7.6 and other than as set forth in the last sentence of this Section 7.3(a), this Declaration may be amended, after a majority of the Trustees have approved a
resolution therefor, by the affirmative vote of the holders of not less than a majority of the affected Shares outstanding on the record date and present and voting on such amendment.
Sections 2.2, 2.3, 3.8, 6.1, 7.2, 7.3, 7.4, 7.5 and 7.6 may be
amended, after a majority of the Trustees have approved a
resolution therefor by the affirmative vote of the holders of not less than 75% of the affected Shares outstanding on the
record date.  The Trustees also may amend this Declaration
without any vote of Shareholders for any of the purposes set forth in Section 6.2, to change the name of the Trust or any class or series, to make any change that does not adversely
affect the relative rights or preferences of any class or series of Shares or to conform this Declaration to the requirements of the 1940 Act or any other applicable law, but the Trustees shall not be liable for failing to do so.
            (b)	Nothing contained in this Declaration shall
permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.
            (c)	An amendment duly adopted by the requisite vote
of the Board of Trustees and, if required, Shareholders as
aforesaid, shall become effective at the time of such adoption or at such other time as may be designated by the Board of
Trustees or Shareholders, as the case may be.  A certification signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Trustees and, if required, Shareholders as aforesaid, or a copy of the
Declaration, as amended, and executed by a majority of the
Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust or at such other time designated by the Board.
      Notwithstanding any other provision hereof, until such time as Shares are issued and outstanding, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a
majority of the Trustees.
      7.4.	Merger, Consolidation and Sale of Assets.  Subject to
Section 7.6, the Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property or the property, including its good will, upon such terms and conditions and for such consideration when and as authorized by two-thirds of the Trustees and approved by the affirmative vote of the holders of not less than 75% of the affected Shares outstanding on the record date for the meeting of Shareholders to approve such transaction, and any such
merger, consolidation, sale, lease or exchange shall be
determined for all purposes to have been accomplished under and pursuant to the statutes of the State of Delaware.
      7.5.	Redemption; Conversion.  No holder of Shares of any
class or series, other than in accordance with the provisions of
Section 23(c) (excluding Rule 23c-3 thereunder) of the 1940 Act and other than to the extent expressly determined by the
Trustees with respect to Shares qualifying as preferred stock pursuant to Section 18(a) of the 1940 Act, shall have any right to require the Trust or any person controlled by the Trust to purchase any of such holder's Shares. The Trust may be converted at any time from a "closed-end investment company" to an "open-end investment company" as those terms are defined by the 1940 Act or a company obligated to repurchase shares under
Rule 23c-3 of the 1940 Act (and "interval company"), upon the approval of such a proposal, together with the necessary amendments to this Declaration to permit such a conversion, by a majority of the Trustees then in office, by the holders of not less than 75% of the Trust's outstanding Shares entitled to vote thereon and by such vote or votes of the holders of any class or classes or series of Shares as may be required by the 1940 Act.
From time to time, the Trustees may consider recommending to the Shareholders a proposal to convert the Trust from a "closed-end company" to an "open-end company" or "interval company." Upon the recommendation and subsequent adoption of such a proposal and the necessary amendments to this Declaration to permit such a conversion of the Trust's outstanding Shares entitled to vote, the Trust shall, upon complying with any requirements of the
1940 Act and state law, become an "open-end investment company".
      7.6.	Certain Transactions.  (a)  Notwithstanding any other
provision of this Declaration and subject to the exceptions
provided in paragraph (d) of this Section, the types of
transactions described in paragraph (c) of this Section shall require the affirmative vote or consent of the holders of eighty percent (80%) of the Shares of each class outstanding and entitled to vote, voting as a class, when a Principal
Shareholder (as defined in paragraph (b) of this Section) is a party to the transaction.  Such affirmative vote or consent
shall be in addition to the vote or consent of the holders of
Shares otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.
            (b)	The term "Principal Shareholder" shall mean any
Person which is the beneficial owner, directly or indirectly, of five percent (5%) or more of the outstanding Shares and shall include any affiliate or associate, as such terms are defined in clause (ii) below, of such Person. For the purposes of this
Section, in addition to the Shares which a Person beneficially owns directly, (a) any Person shall be deemed to be the
beneficial owner of any Shares (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding share options granted by the Trust) or (ii) which are beneficially owned,
directly or indirectly (including Shares deemed owned through application of clause (i) above), by any other Person with which its "affiliate" or "associate" (as defined below) has any
agreement, arrangement or understanding for the purpose of
acquiring, holding, voting or disposing of Shares, or which is its "affiliate" or "associate" as those terms are defined in
Rule 12b-2 of the General Rules and Regulations under the
Securities Exchange Act of 1934 as in effect on the date of
initial adoption of this Declaration, and (b) the outstanding
Shares shall include Shares deemed owned through application of clauses (i) and (ii) above but shall not include any other
Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.
            (c)	This Section shall apply to the following
transactions:
            (i)	The merger or consolidation of the Trust or
any subsidiary of the Trust with or into any Principal
Shareholder.
            (ii)	The issuance of any securities of the Trust
to any Principal Shareholder for cash (other than pursuant
to any automatic dividend reinvestment plan or pursuant to
any offering in which such Principal Shareholder acquires
securities that represent no greater a percentage of any
class or series of securities being offered than the
percentage of any class of Shares beneficially owned by
such Principal Shareholder immediately prior to such
offering or, in the case of securities, offered in respect
of another class or series, the percentage of such other
class or series beneficially owned by such Principal
Shareholder immediately prior to such offering).
            (iii)	The sale, lease or exchange of all or any
substantial part of the assets of the Trust to any
Principal Shareholder (except assets having an aggregate
fair market value of less than $1,000,000, aggregating for
the purpose of such computation all assets sold, leased or
exchanged in any series of similar transactions within a
twelve-month period.)
            (iv)	The sale, lease or exchange to the Trust or
any subsidiary thereof, in exchange for securities of the
Trust of any assets of any Principal Shareholder (except
assets having an aggregate fair market value of less than
$1,000,000, aggregating for the purposes of such
computation all assets sold, leased or exchanged in any
series of similar transactions within a twelve-month
period).
            (v)	The purchase by the Trust or any Person
controlled by the Trust of any Common Shares of the Trust
from such Principal Shareholder or any person to whom such
Principal Shareholder shall have transferred such Common
Shares.
            (d)	The provisions of this Section shall not be
applicable to (i) any of the transactions described in paragraph
(c) of this Section if two- thirds of the Board of Trustees of the Trust shall by resolution have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction prior to the time such Person shall have become a Principal Shareholder, or
(ii) any such transaction with any corporation of which a
majority of the outstanding shares of all classes of a stock normally entitled to vote in elections of directors is owned of record or beneficially by the Trust and its subsidiaries and of which such Person is not a Principal Shareholder.
            (e)	The Board of Trustees shall have the power and
duty to determine for the purposes of this Section on the basis of information known to the Trust whether (i) a Person beneficially owns five percent (5%) or more of the outstanding Shares, (ii) a Person is an "affiliate" or "associate" (as defined above) of another, (iii) the assets being acquired or leased to or by the Trust or any subsidiary thereof constitute a substantial part of the assets of the Trust and have an aggregate fair market value of less than $1,000,000, and (iv) the memorandum of understanding referred to in paragraph (d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Section.
ARTICLE VIII

Miscellaneous
      8.1.	Filing.  This Declaration and any amendment (including
any supplement) hereto shall be filed in such places as may be required or as the Trustees deem appropriate. Each amendment shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and shall, upon insertion in the Trust's minute book, be conclusive evidence of all amendments contained
therein.  A restated Declaration, containing the original
Declaration and all amendments theretofore made, may be executed from time to time by a majority of the Trustees and shall, upon insertion in the Trust's minute book, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various
amendments thereto.
      8.2.	Resident Agent.  The Trust shall maintain a resident
agent in the State of Delaware, which agent shall initially be
The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801 The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of the State.
      8.3.	Governing Law.  This Declaration is executed by a
majority of the Trustees and delivered in the State of Delaware and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said State and reference shall be specifically made to the business corporation law of the State of Delaware as to the construction of matters not specifically covered herein or as to which an ambiguity exists, although such law shall not be viewed as limiting the powers otherwise granted to the Trustees
hereunder and any ambiguity shall be viewed in favor of such powers.
      8.4.	Counterparts.  This Declaration may be simultaneously
executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall
constitute one and the same instrument, which shall be
sufficiently evidenced by any such original counterpart.
      8.5.	Reliance by Third Parties.  Any certificate executed
by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be
recorded, appears to be a Trustee hereunder, certifying to:  (a)
the number or identity of Trustees or Shareholders, (b) the name of the Trust, (c) the due authorization of the execution of any instrument or writing, (d) the form of any vote passed at a meeting of Trustees or Shareholders, (e) the fact that the
number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (f) the form of any By Laws adopted by or the identity of any officers elected by the Trustees, or (g) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the
Trustees and their successors.
      8.6.	Provisions in Conflict with Law or Regulation.
            (a)	The provisions of this Declaration are severable,
and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this
Declaration to the extent of such conflict; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.
            (b)	If any provision of this Declaration shall be
held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.


IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.

By:      ________________________         ____________________
     Thomas E. Bratter                    Anthony J. Colavita

     ________________________          ________________________
     James P. Conn                        Vincent D. Enright

     ________________________            ____________________
     Frank J. Fahrenkopf, Jr.              John D. Gabelli

     ________________________            ____________________
     Mario J. Gabelli                     Robert J. Morrissey

     ________________________             ____________________
     Anthony R. Pustorino                  Salvatore J. Zizza